Citadel Environmental Group, Inc., form 10K-SB, Exhibit 10.2

                   PURCHASE AND SALES AGREEMENT


     This Purchase and Sales Agreement (the "Agreement") is entered into on September 22, 1997, by and between Citadel Environmental
Group, Inc., a Colorado Corporation ("Citadel") and,  Robert R.
Barber ("Barber").

                         R E C I T A L S

      A.Citadel owns all of the outstanding
shares of Tonopah Resources International capital stock and Tonopah has had various interest in GEC Construction, Arizona Hazardous
Waste, Allen Moore Diversified and Medical Waste of New Mexico
(hereinafter "Tonopah Affiliate Companies").

      B.As of October 15, 1996, Citadel had
determined to discontinue Tonopah's operations and to liquidate and/or sell it's assets as of the period ending September 30, 1996.

      C.All Officers and Directors of
Tonopah and Tonopah Affiliate Companies  resigned, effective
September 30, 1996.

      D.Robert R. Barber became the only
Director and Officer of Tonopah, effective September 30, 1996, and was charged with the orderly liquidation of Tonopah's assets and discharge of its liabilities.

      E.Barber has maintained all books,
records, contracts, bank accounts, etc., since on or about November
1, 1996.

      F.Most of the assets and liabilities
of Tonopah have been sold and/or discharged with only a few major assets remaining, those being two uncertain receivables totaling over $400,000 and the residual value of permit drawings, engineering reports and other necessary items for the proposed medical waste facility in Roswell, New Mexico.

      G.There is undetermined value of the
assets of Tonopah ranging from several hundred thousand dollars to zero and Citadel is unable to spend the time or money necessary to attempt to recover said value.

      H.Barber is familiar with the assets
and liabilities of Tonopah and has worked diligently for over ten months to define said liabilities and assets.

      I.The parties hereto desire to enter
into this Agreement to provide for the acquisition of Tonopah by Barber.
     J. Citadel agrees to sell any and all remaining assets and liabilities, evidenced by the shares of Tonopah, held by Citadel, to Barber for consideration of Nine Thousand Two Hundred Fifty Dollars ($9,250) in cash and a contingent note of 50% of the recovery of Medical Waste of New Mexico, up to $100,000.

                        A G R E E M E N T

     NOW THEREFORE, in consideration of the mutual agreements, provision and covenants herein contained, the parties hereby agree as follows:


                            ARTICLE 1

                   DEFINITIONS/PURCHASE/CLOSING

     1.1  Definitions.

     For all purpose of this Agreement,
except as otherwise expressly provided unless the context otherwise requires,
      (a)The terms defined in this
Article 1 have the meaning assigned to them in this Article 1 and include the plural as well as the singular,

      (b)All accounting terms not
otherwise defined herein have the meanings assigned under generally accepted accounting principals,

      (c)All references in this
Agreement to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and the other subdivisions of the body of this Agreement,

      (d)Pronouns of either gender or
neuter shall include, as appropriate, the other pronoun forms, and

      (e)The words, "herein", "hereof"
and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

     1.2  Purchase of the Tonopah Shares by
          Barber.

     Subject to the terms and conditions
of this Agreement, Barber agrees to acquire the Tonopah Shares from Citadel and Citadel agrees to convey, transfer and deliver all outstanding capital stock of Tonopah to Barber.

     1.3  The Closing.

     The Closing will take place at the
offices of Citadel, at 10:00 a.m. on October 1,, 1997.

                            ARTICLE 2

            REPRESENTATIONS AND WARRANTIES OF CITADEL

     Citadel represents, warrants and agrees as follows:

     2.1  Organization and Related Matters.

     Citadel is a corporation duly
organized, validly existing and in good standing under the laws of
the State of Colorado.   Citadel has all necessary corporate power
and authority to carry on its business as now being conducted. Citadel has the necessary corporate power and authority to execute, deliver and perform this Agreement and any related agreements to which it is a party.

     2.2  Authorization.

     The execution, delivery and
performance of this Agreement and any related agreements, by Citadel has been duly and validly authorized by the Board of Directors of Citadel and by all other necessary corporate action on the part of Citadel. This Agreement constitutes the legal, valid and binding obligation of Citadel, enforceable against Citadel in accordance with its respective terms except as such enforceability may be limited to bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

     2.3  No Brokers, Finders or Financial
          Advisors.

     No agent, broker, finder or
investment or commercial banker, or other person or firm engaged by or acting on behalf of Citadel in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or such transactions.

     2.4  Financial Statement; Changes;
          Contingencies.

      (a)Financial Statements.
Citadel has delivered to Barber balance sheets for Tonopah at September 30, 1996 and at December 31, 1995, and the related statements of operations (reflecting zero revenues) for the period then ended. All such financial statements have been prepared largely in conformity with generally accepted accounting principles applied on a consistent basis (except for changes, if any disclosed therein). Such statements of operations present fairly the results of operations and cash flows of Tonopah for the respective period covered, and the balance sheets present fairly the financial condition of Tonopah as of their respective dates. Since October 15, 1996, there has been no change in any of the significant accounting policies, practices or procedures of Tonopah.

      (b)No Material Adverse Changes.
Since September 30, 1996, whether or not in the ordinary course of business, there has not been, occurred or arisen:

           (i)any change in or event
          affecting Tonopah, that has had
          or may reasonably be expected to
          have a Material Adverse Effect
          that is not known to Barber.

           (ii)any agreement (other than
          a Material Contract listed on the
          Disclosure Schedule);

     (iii)     any strike or other
               labor dispute; or
           (iv)any casualty, loss, damage
          or destruction whether or not
          covered by insurance, of any
          material property of Tonopah.

      (c)No Other Liabilities or
Contingencies. To the best of Citadel's knowledge, Tonopah does not have any liabilities of any nature, whether accrued, absolute, continent or otherwise, and whether due to become due, probable of assertion or not, that, in accordance with GAAP applied on a consistent basis, should have been but were not reflected or disclosed in the financial statements (including the notes thereto) referred to in subsections (a) and (b) above, except liabilities which were incurred after September 30, 1996, in the ordinary course of business or disclosed in the Disclosure Schedule.

     2.5  Legal Proceedings.

     There is no Order or Action
pending, or, to the best knowledge of Citadel, threatened, against or affecting Tonopah or any of its properties or assets that individually or when aggregated with one or more other Orders or Actions has or might reasonably be expected to have a Material Adverse Effect, or adversely affect Citadel's ability to perform this Agreement or any aspect of the transactions contemplated by this Agreement. There is no matter as to which Citadel has received any notice, claim or assertion, or to the best knowledge of Citadel, which otherwise has been threatened against or affecting any director, officer, employee, agent or representative of Citadel or any other Person, in connection with which any such Person has or may reasonably be expected to have any right to be indemnified by Citadel.

       2.6  Minute Books.
     The minute books of Tonopah
accurately reflect all actions and proceedings taken to date by its shareholders, Board of Directors and committees, and such minute books contain true and complete copies of the charter documents of Tonopah and all related amendments. The stock record books of Tonopah reflect accurately all transactions in its capital stock of all classes.

     2.7  Accounting Records; Internal
          Controls.

     Accounting Records.  Citadel has
records that accurately and validly reflect Tonopah's transactions, and accounting controls sufficient to insure that such transactions are executed in accordance with management's general or specific authorization.

      2.8Authorized Capital.  The authorized
capital for Tonopah consists of 1,000 shares of common stock, $.01 par value, of which at September 30, 1996, a total of 1,000 shares 1,000 shares of common stock are issued and outstanding. All of the shares are validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Tonopah to issue or to transfer from treasury any additional shares of its capital stock of any class. No more than 1,000 shares of Common Stock will be outstanding prior to the Closing.


      2.9Citadel has not declared or paid
any dividends of any kind nor declared or made any other distribution of any kind whatsoever including, without limitation, by way of redemption or repurchase or reduction of authorized capital.

      2.10No change will occur in the
Articles of Incorporation, By-Laws or other charter documents of Tonopah from the date hereof to the Closing Date.


                            ARTICLE 3

             REPRESENTATIONS AND WARRANTIES OF BARBER

     Robert R. Barber ("Barber") represents and warrants and agrees to the best of his knowledge and except as disclosed in writing to Citadel, as follows:

      3.1Barber as an individual, who since
November, 1996, has been solely responsible for all accounting, contractual agreements, and maintenance of the books and records of Tonopah.

      3.2Tonopah has remained in good
standing and was incorporated in the State of Nevada in September of 1995.

      3.3Material Contracts.

     Since September 30, 1996, Tonopah
has duly performed all its obligations and each of its affiliated companies has duly performed its obligations to the extent that such obligations to perform have accrued under any Contract; and no material breach or default, alleged material breach or default, or event which would (with the passage of time, notice or both) constitute a material breach or default thereunder by Barber, to the best knowledge of Barber, by any other party or obligor with respect thereto, has occurred or as a result of this Agreement or performance will occur. Consummation of the transactions contemplated by this Agreement will not give any Person a right to terminate or modify any rights of, or accelerate or augment any obligation of Barber under any Material Contract.

      3.4Tangible Property.


     Neither Tonopah nor any of its
affiliate companies owns any real property.

      3.5Intangible Property.


     Each of Tonopah or any of its
affiliate companies has no Intangible Property, required for use in connection with the Business.

     3.6  Minute Books.

     The minute books of Tonopah
accurately reflect all actions and proceedings taken to date by its shareholders, Board of Directors and committees, and such minute books contain true and complete copies of the charter documents of Tonopah and all related amendments. The stock record books of Tonopah reflect accurately all transactions in its capital stock of all classes.

     3.7  Accounting Records; Internal
          Controls.

     Tonopah and is affiliated companies
have records that accurately and validly reflect their transactions, and accounting controls sufficient to insure that such transactions are (i) executed in accordance with management's general or specific authorization and (ii) recorded so as to maintain accountability for assets.

      3.8No Brokers, Finder or Financial
Advisors.

     No agent, broker, finder or
investment or commercial banker, or other Person or firm engaged by or acting on behalf of Barber, in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions.

                            ARTICLE 4

                      CONDITIONS OF PURCHASE

      4.1   General Conditions.

     The obligations of the parties to
effect the Closing shall be subject to the following conditions unless waived in writing by all parties:

      (a)Approvals.   To the extent
required by applicable Law, all Approvals required to be obtained from any Governmental Entity shall have been received or obtained on or prior to the Closing Date.

     4.2  Conditions to Obligations of
          Barber.

     The obligations of Barber to effect
the Closing shall be subject to the following conditions except to the extent waived in writing by Barber:

      (a)Representations and
Warranties and Covenants of Barber. The representations and warranties of Barber herein contained shall be true at the Closing Date with same effect as though made at such time; that Barber shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it or at or prior to the Closing Date.

      (b)No Material Adverse Effect.
     There shall not have been any Material Adverse Effect relating to Tonopah or its affiliated companies subsequent to September 30, 1996.

      (c)Due Diligence.   Barber shall
not, in the course of his ongoing business investigation, have discovered information not previously disclosed by Barber, which Barber reasonably believes has or is likely to have a Material Adverse Effect or is materially inconsistent with information disclosed to Citadel prior to the date hereof.

     4.3  Conditions to Obligations of
          Citadel.

     The obligations of Citadel to
effect the Closing shall be subject to the following conditions, except to the extent waived by Citadel:

      (a)Representations and
Warranties and Covenants of Citadel. The representations and warranties of Citadel herein contained shall be true at the Closing Date with same effect as though made at such time; Citadel shall have performed all obligations and completed with all covenants and conditions required by this Agreement to be performed or complied with by its at or prior to the Closing Date.

      (b)No Material Adverse Effect.
     There shall not have been any Material Adverse Effect relating to Citadel subsequent to September 30, 1996.

      (d)Due Diligence.  Citadel shall
not, in the course of its ongoing business investigations, have discovered information not previously disclosed by Citadel which Citadel reasonably believes has or is likely to have a Material Adverse Effect or is materially inconsistent with the information disclosed to Citadel prior to the date hereof.

                            ARTICLE 5

                         INDEMNIFICATION

     5.1  Obligations of Barber.

     Barber shall indemnify the hold
harmless Citadel, and their respective directors, officers, employees, affiliates, agents and assigns from and against any and all Losses of Tonopah, directly or indirectly, as a result of, or based upon or arising from:

      (a)any inaccuracy in or breach
or nonperformance of any of the representations, warranties, covenants or agreements made by Barber in or pursuant to this Agreement; or

      (b)any other matter as to which
Barber in other provisions of this Agreement has agreed to indemnify Citadel or (subsequent to Closing) Tonopah.

     5.2  Obligations of Citadel.

     Citadel agrees to indemnify and
hold harmless Barber from and against any Losses of Tonopah, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Citadel in or pursuant to this Agreement.

     5.3  Procedure.

      (a)Notice.  Any party seeking
indemnification with respect to any Loss shall give notice to the Indemnifying Party.

     5.4  Notice by Barber.

     Barber agrees to notify Citadel of
any liabilities, claims or misrepresentations, breaches or other matters covered by this Article V upon discovery or receipt of notice thereof (other than from Citadel), whether before or after Closing.

     5.5  Limitations on Indemnification.

     No party shall be required to
indemnify any other Person under this Article V unless the Loss for which indemnity would otherwise be payable by such party exceeds $25,000 individually or $50,000 in the aggregate, and in such event, the Indemnifying Party shall be responsible for the full amount of any Loss.

                            ARTICLE 6

                             GENERAL

     6.1  Amendments; Waivers.

     This Agreement and any schedule or
exhibit attached hereto may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purchase, extent and instance so provided.

     6.2  Schedules; Exhibit; Integration.

     Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although schedules need not be attached to each copy of this Agreement. This Agreement, together with such schedules and exhibits, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

     6.3  Best Efforts; Further Assurances.

     Except as otherwise expressly
provided herein, each party will use its best efforts to cause all conditions to its obligations hereunder to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transaction contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as reasonably practicable. The parties shall cooperate with each other in such actions and in securing requisite Approvals. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the transaction contemplated hereby or to evidence such events or matters.

     6.4  Governing Law.

     This Agreement and the legal
relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or governed by the law of the jurisdiction of organization of the respective parties.

     6.5  Headings.

     The descriptive headings of the
Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

     6.6. Counterparts.

     This Agreement any amendment hereto
or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

     6.7  Confidentiality.

     All information disclosed in
writing by any party (or its representatives) in connection with the transactions contemplated by this Agreement to any other party (or its representatives) shall be kept confidential by such other party and its representatives and shall not be used by any such Persons other than as contemplated by this Agreement, except to the extent that such information or disclosure (i) was known by the recipient when received, or (ii) is or hereafter becomes lawfully obtainable from other sources, (iii) is necessary or appropriate to disclose to a Governmental Entity or stock exchange having jurisdiction over the parties, or (iv) may otherwise be required by law. If this Agreement is terminated in accordance with its terms, each party shall use all reasonable efforts to return upon written request from the other party all documents (and reproductions thereof) received by it or its representatives from such other party (and, in the case of reproduction, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this Section 6.7, unless the recipients provide assurances reasonably satisfactory to the requesting party that such documents have been destroyed.

     6.8. Notices.

     Any notice or other communication
hereunder must be given in writing and (a) delivered in person, (b) transmitted by telex, telefax or other telecommunications mechanism or (c) mailed by certified or registered mail, postage prepaid, receipt request, as follows:

     If to Citadel:

     Citadel Environmental Group, Inc.
     3617 E. Thousand Oaks Boulevard
          Suite 223
     Thousand Oaks, CA 91362
     Attn:     Georgette W. Pagano,
               Corporate Secretary
           With a copy to its counsel:

     Resch, Polster, Alpert & Berger,
LLP
     10390 Santa Monica Boulevard
     4th Floor
     Los Angeles, CA 90025
     Attn:     Aaron A. Grunfeld, Esq.

     If to Barber:

     Mr. Robert R. Barber
     P.O. Box 2285
     28855 Desert Princess Way
     Cathedral City, CA 92235


     6.9  Expenses.

     Barber and Citadel shall each pay
its own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, include but not limited to the fees, expenses and disbursements of their respective advisors, accountants and counsel.

     6.10 Knowledge Convention.

     Whenever any statement herein or
in any schedule, exhibit, certificate or other documents delivered to any party pursuant to this Agreement is made "to its knowledge" or "to its best knowledge" or words of similar intent or effect of any party or its representative, such person shall be under no duty to investigate such matter.

     6.11 Specific Performance.

     Barber and Citadel each acknowledge
that, in view of the uniqueness of the Business and the transactions contemplated by this Agreement, each party would not have an adequate remedy at law for money damages in the event that his Agreement has not been performed in accordance with its terms, and therefore agrees that the other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

     6.12 Arbitration; Waiver of Jury
           Trial.

     Any controversy, dispute or claim
under, arising out of, in connection with or in relation to this Agreement shall be settled, a the request of either party, by arbitration conducted in accordance with the Center for Public Resources Rules for Non-Administered Arbitration or Business Disputes, by three arbitrators, of whom Citadel and Barber each shall appoint one and the third shall be selected by the other two. The arbitration shall be governed by the United States Arbitration

Act (9 U.S.C. §§ 1-16). The arbitration of such issues, including the determination of any amount of damages suffered by any party hereto by reason of the acts or omissions of any other party, shall be final and binding upon the parties to the maximum extent permitted by law, except that the arbitrators shall not be authorized to award punitive damages with respect to any such claim, dispute or controversy. No party shall seek ( and no arbitrators shall be authorized to award) any punitive damages relating to any matters under, arising out of, in connection with or relating to this Agreement in the proceedings hereunder or in any other forum. The parties intend that this Section shall be valid, binding, enforceable and irrevocable and shall survive the termination of this Agreement. The place of arbitration shall be selected by the arbitrators in the County of Riverside, California. Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. by executing this Agreement, the parties hereto hereby waive any rights they may possess to have any controversy, dispute or claim under, arising out of, in connection with or in relation to this Agreement litigated in a court or jury trial.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.


     CITADEL ENVIRONMENTAL GROUP,
INC.
     a Colorado corporation



     By       Louis F. Coppage

           Director


     ROBERT R. BARBER,
     an individual


     By      Robert R Barber
                                          11